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                                                                    EXHIBIT 99.1



Editorial Contact:                       Investor Relations Contact:
------------------                       ---------------------------
Kellie DiNaro, Sr. PR Manager            Rosie Sundell, Dir.Corp. Communications
Gadzoox Networks, Inc.                   Gadzoox Networks, Inc.
408-361-6229                             408-360-6011
kdinaro@gadzoox.com                      rsundell@gadzoox.com


         GADZOOX NETWORKS VOLUNTARILY WITHDRAWS NASDAQ DELISTING APPEAL
               NEW CEO SETS SITES ON FINALIZING NEW BUSINESS DEALS


TUESDAY , JULY 30, 2002 05:17 PM

SAN JOSE, Calif., Jul 30, 2002 /PRNewswire-FirstCall via COMTEX/ -- Gadzoox Networks, Inc. (Nasdaq: ZOOX) a global supplier of innovative Storage Area Network (SAN) products, announced today the voluntary withdrawal of the Nasdaq delisting appeal.

"The market perception of Gadzoox Networks does not reflect the value of the company's industry recognized technology. We are executing on a new plan of action that I believe will build real and sustainable shareholder value," stated Steve Dalton, Gadzoox Networks President and CEO. "With the concurrence of our board of directors we have decided to withdraw our appeal to remain listed on Nasdaq. We have determined that the steps needed to achieve compliance with Nasdaq not only created a business distraction but could also diminish the value of the company at this time and is not in the best interest of our shareholders. This action allows us to concentrate on what we have to do today, and that is to close the new business opportunities we have in front of us," continued Dalton.

The Gadzoox Networks stock will now be eligible to trade on the Over The Counter
(OTC) Market starting tomorrow, Wednesday, July 31 under the same stock symbol:
ZOOX.

This decision will be discussed in further detail during the Company's Earnings Conference Call at 2:00 p.m. PDT today, Tuesday, July 30, 2002. Interested parties can join the call by dialing 1-800-491-3127, or via the live webcast at www.gadzoox.com/ir (http://www.gadzoox.com/ir).

ABOUT GADZOOX NETWORKS

Since 1996 Gadzoox Networks has led the industry in market "firsts" and continues to drive the Storage Area Network (SAN) edge market with innovative Fibre Channel switching technology. The company has consistently delivered a time to market advantage to major OEM customers enabling them to create clear

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business value for their customer base. Gadzoox Networks is a voting member of the Storage Networking Industry Association (SNIA), with corporate headquarters located in San Jose, California. For more information about Gadzoox Networks' products and technology advancements in the SAN industry, visit the company's Web site at http://www.gadzoox.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning our future business prospects, including our ability to build shareholder value and to close new business opportunities, are forward-looking statements within the meaning of the Safe Harbor. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to the evolution of SAN capabilities and the market for SAN products, and growth rates of the market segment within which the Company participates; market acceptance of the Company's new products, in particular the Slingshot Family of Switches, the Slingshot-ES Embedded platform, and the FabriCore Engines suite of technology, and the speed at which customers adopt current and new products for SANs; the Company's dependence on a limited number of products, a significant portion of which are sold to a limited number of partners including OEM and distribution channel partners; the availability of capital and the Company's ability to meet future capital requirements; competition in the Company's industry and the timing of new technology and product introductions, and the additional development and deployment of embedded fabric switches and other future products; the ability to retain and hire skilled personnel; and the Company's dependence on its contract manufacturer. These risks and uncertainties along with others are available and discussed in detail in Gadzoox Networks' SEC filings, including the Company's Form 10K for the year ended March 31st, 2002. Gadzoox Networks undertakes no obligation to release publicly any revisions to any forward- looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Gadzoox and the Gadzoox logo are registered trademarks of Gadzoox Networks, Inc.
All other trademarks are property of their respective owners.